Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 31, 2023, relating to the consolidated financial statements of Local Bounti Corporation and subsidiaries, included in the Annual Report on Form 10-K of Local Bounti Corporation for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

April 27, 2023